UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 16, 2007
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 17, 2007, Allergan, Inc., a Delaware corporation (“Allergan”), announced that on October 16, 2007 (the “Closing Date”), Allergan completed its previously announced acquisition of Esprit Pharma Holding Company, Inc., a Delaware corporation (“Esprit”), pursuant to the Agreement and Plan of Merger, dated as of September 18, 2007 (the “Merger Agreement”), by and among Allergan, Esmeralde Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan (“Merger Sub”), Esprit and the Escrow Participants’ Representative (as defined in the Merger Agreement). Pursuant to the Merger Agreement, Merger Sub was merged with and into Esprit, with Esprit surviving and becoming a wholly-owned subsidiary of Allergan (the “Merger”). Upon the terms set forth in the Merger Agreement, on the Closing Date Allergan paid an aggregate of $370 million in cash, minus Esprit’s debt and certain transaction compensation and expenses, for all of the outstanding equity securities of Esprit.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Allergan’s Current Report of Form 8-K/A dated September 24, 2007 and is incorporated herein by reference.
     A copy of Allergan’s press release dated October 17, 2007 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Allergan will file the financial statements required by Item 9.01(a) and 9.01(b) of Form 8-K with respect to the Merger as an exhibit to a future amendment to this Current Report within the time period specified in Item 9.01(a)(4) of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Allergan, Inc. press release dated October 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: October 17, 2007	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

99.1	Allergan, Inc. press release dated October 17, 2007